UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CNF INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 5, 2006

Dear Fellow Shareholder:

CNF’s 2006 Annual Meeting of Shareholders will be held on April 18, and if you have not yet returned your proxy card we urge you to do so now. A duplicate proxy card and postage-paid return envelope are enclosed for your convenience.

We recently became aware that, due to a printer’s error, the five-year performance graph appearing under the caption “Comparison of Five-Year Cumulative Total Shareholder Return” on page 31 of CNF’s 2006 proxy statement inadvertently contained the information which appeared in last year’s proxy statement. A corrected copy of the five-year performance graph appears on the reverse side of this letter.

We apologize for any inconvenience.

Sincerely,

Douglas W. Stotlar
President and Chief Executive Officer

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN*
CNF Inc., S&P Midcap 400 Index, Dow Jones Transportation Average

	Cumulative Total Return

	4Q00	4Q01	4Q02	4Q03	4Q04	4Q05

CNF	$100.0	$100.6	$100.9	$104.2	$155.5	$174.8
S&P Midcap 400	$100.0	$99.4	$85.0	$115.2	$134.1	$150.8
Dow Jones Transportation Average	$100.0	$90.8	$80.4	$105.9	$135.2	$150.8

*	Assumes $100 invested on December 31, 2000 in CNF Inc. (then known as CNF Transportation Inc.), S&P Midcap 400 Index, and the Dow Jones Transportation Average and that any dividends were reinvested.